Exhibit 99.1

Issue No. 5 ***Special Investor Q & A #2*** April 2009
Quick Links Stock Quote Telecardiology Services Skeletal Health Press Room Investor Relations

Greetings!

Welcome to the second in our special three part series of CompuMEDLINE newsletters focused on answering specific investor questions.

The first newsletter in this series was distributed a few weeks ago and focused on CompuMed's core ECG and telemedicine business. This issue is dedicated to answering questions about our skeletal health business. The third and final newsletter in the series (to be released shortly) will focus on future strategies for building shareholder value.

As always, we welcome your comments and suggestions.

Maurizio Vecchione

President and Interim CEO

Spotlight News

CompuMed Teams with University of Miami Miller School of Medicine To Provide Landmark Pediatric ECG Services

Spotlight News

CompuMed Aids in Pediatric Screening Program

Investor Q & A

CompuMed's Skeletal Health Business

Q: Over the years, CompuMed has announced several approaches to marketing the OsteoGram and building its skeletal health business. How have these strategies fared?

A: We have focused on three primary strategies: 1) selling the OsteoGram via large OEMs that market digital X-Ray systems, 2) promoting the integration of osteoporosis screening with mammography, and 3) targeting point-of-care health providers.

While we're beginning to make progress by targeting point-of-care providers in specific healthcare segments, the simple fact is that the first two strategies - working with OEMs and integrating osteo and mammo screening - have not yet lived up to expectations. This is due to several factors, including inertia and misunderstanding among physicians, heavy lobbying by Central DXA manufacturers and various reimbursement issues.

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Q: Can you elaborate on how such factors have made CompuMed's skeletal health business so challenging?

A: Let's take them one at a time:

1) Inertia and misunderstanding surround many new healthcare innovations, and the OsteoGram is a perfect example. It was designed to make osteoporosis screening more affordable, accurate and widespread by measuring bone density and assessing fracture risk via a simple hand or wrist x-ray. We believe this technology has the potential to revolutionize the osteoporosis screening market, which is currently dominated in the US by traditional Central DXA - a technology that measures fracture risk at the hip and spine, and requires very expensive, specialized equipment.

Published, peer-reviewed studies have shown that peripheral bone density screening measured at the hand or wrist can yield results that are equal, or in some cases superior, to DXA. But such clinical evidence hasn't stopped intense lobbying and PR by industry groups [linked principally to Central DXA manufacturers] to influence an entire generation of doctors into believing that using technology other than Central DXA is a disservice to patients. Such lobbying occurs because these industry organizations are funded largely by Central DXA OEMs. This conflict of interest also precludes CompuMed from working with some OEMs that cater to the skeletal health marketplace.

Spotlight News

CompuMed teams with U Miami for a pediatric imaging program

CompuMed, Inc. (CMPD.OB) develops and markets products and services that combine advanced imaging with medical informatics.

The Company's focus is on analysis and remote monitoring for patients with cardiovascular and musculoskeletal diseases. It has specialized expertise and intellectual property in telemedicine imaging and analysis that improves healthcare provider workflow and patient care, while reducing costs.

CompuMed's core  OsteoGram and CardioGram products are cleared by the FDA and reimbursable by Medicare.

The OsteoGram is a non-invasive, uniquely cost-effective diagnostic system that has been clinically proven to provide accurate bone density measurement for screening osteoporosis and assessing hip fracture risk.

The CardioGram is one of the first telecommunication networks designed specifically to interpret electrocardiograms remotely. It is used by private practice physicians, as well as government and corporate healthcare

2) In terms of reimbursement issues, the challenge mostly involves our novel strategy to integrate osteoporosis screening with mammography. Breast screening is usually self-prescribed by the patient, while a bone density test requires a doctor's prescription for reimbursement. This inconsistency complicates the equation for healthcare providers, who are required to ask for a referring physician order when patients come in for bone screening. There are some efforts in Congress to make bone scanning a "self-referring" test under certain circumstances. If this were to happen, we could see a potentially rapid adoption of the "joint test" concept.

3) Finally, our efforts to build CompuMed's skeletal health business have been adversely affected by the sweeping Deficit Reduction Act of 2005, which reduced the incentives for healthcare providers to acquire new imaging equipment. While the Act has not affected our reimbursment rates and has been most harmful to Central DXA, it has depressed overall demand for imaging equipment, including CompuMed's OsteoGram system. Futhermore, the Act's impact on purchasing has been heightened by the current recession and credit crisis.

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Q: How is CompuMed working to overcome such obstacles?

A: One approach involves working closely with our OEMs, but this is a strategy that must be pursued very carefully. The fact is, many of the largest OEMs in the skeletal health business are the very same companies that provide traditional DXA equipment and help fund lobbying organizations that advocate its exclusive use. This means that we must select our OEM partners with great care. Those whom we're currently working with are helping CompuMed to re-educate physicians about the effectiveness of OsteoGram-style peripheral bone mass screening. Such reeducation is a slow process, but it's beginning to pay dividends.

Another strategy that is yielding some positive results involves going directly to the point-of-care by marketing the OsteoGram to specific healthcare segments that treat patients most at-risk for osteoporosis. These include geriatrics, general care, OB/GYN and certain types of oncology and orthopedic centers. Most tend to be smaller, independent practices that are not in the market for the high-cost, high-volume DXA equipment used by hospitals and imaging centers.

Our focus on preventing osteoporosis - versus treatment and treatment monitoring - allows us to target OsteoGram sales to a new market segment that is unlikely to consider Central DXA as a viable alternative. A self-contained machine like our previously announced OsteoCare Product (view News Release) complements the OsteoGram system and enables us to work with practices that do not already have a digital X-Ray system in place.

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providers, nationwide. The CardioGram delivers online electrocardiogram interpretations within minutes of receipt, and has the additional capability of providing an automatic over-read (i.e., follow-up review) by a cardiologist.

CompuMed is headquartered in Los Angeles and distributes its products worldwide directly and through OEM partners.

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(c) 2009 CompuMed, Inc.

Q: What about OsteoGram sales in China?

A: We believe that China is and will continue to be the largest potential market for our products. It is estimated that there are more than 100 Million Chinese affected by osteoporosis, and the incidence is expected to grow as the population ages. This is why we have targeted China as a key potential market.

The first step in this process was to obtain all the necessary regulatory and reimbursement clearances. We reached a major milestone when the Chinese State Food and Drug Administration cleared our product in late 2008 (view News Release).

Since then, we have worked to build a distribution network in China and start shipping systems to key reference sites, some of which have already published data to further validate the accuracy and effectiveness of our system. A good example is Dr. Wang's study (view News Release), which has helped the Chinese medical community view our technology as a "gold" standard.

We are currently working to identify a strong local partner to develop a joint venture that will drive our product aggressively into the Chinese market. Under the joint venture, we expect to contribute technology, know-how and intellectual property, while we would expect the partner to provide capital, local market knowledge and distribution strength. Unlike the US market, China appears not to be affected by the above mentioned Central DXA bias and intense lobbying against the adoption of competing technology .

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Looking Forward Statement

Statements contained in this newsletter, such as statements about  revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including statements concerning the Company's plans, objectives, expectations and intentions are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These statements are subject to uncertainties and risks including, without limitation, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks identified in the Company's filings with the Securities and Exchange Commission. All such forward-looking statements are expressly qualified by these cautionary statements. The Company  expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect events, conditions or circumstances on which any such statement is based after the date hereof, except as required by law.